EXHIBIT 21.1

Subsidiaries of Registrant

Alta Equipment Holdings, Inc. (MI)

Alta Enterprises, LLC (MI)

Alta Industrial Equipment Michigan, LLC (MI)

Alta Industrial Equipment Company, L.L.C (MI)

NITCO, LLC (MI)

Peaklogix, LLC (MI)

Alta Industrial Equipment New York, LLC (MI)

Alta Material Handling New York State, LLC (MI)

Alta Equipment Canada Holdings, Inc. (MI)

Alta Canada Holdings Inc. (Ontario, Canada)

Ault Industries, Inc. (Ontario, Canada)

Yale Industrial Trucks, Inc. (Ontario, Canada)

Peaklogix Canada Inc. (Ontario, Canada)

Alta Heavy Equipment Services, LLC (MI)

Alta Construction Equipment New York, LLC (MI)

Alta Construction Equipment Ohio, LLC (MI)

Alta Construction Equipment Illinois, LLC (MI)

Alta Construction Equipment Florida, LLC (MI)

Alta Construction Equipment New England, LLC (MI)

Alta Construction Equipment Pennsylvania, LLC (MI)

Alta Mine Services, LLC (MI)

Alta Construction Equipment, L.L.C (MI)

Alta Kubota Michigan, LLC (MI)

Ginop Sales, Inc. (MI)

Alta Electric Vehicles Holding, LLC (MI)

Alta Electric Vehicles, LLC (MI)

Alta Electric Vehicles South West, LLC (MI)

Alta Equipment Distribution, LLC (MI)

Ecoverse, LLC (MI)